SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 29, 2009

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2009, Cortex Pharmaceuticals, Inc. (“the Company”) announced that it had entered into a securities purchase agreement for a private placement with a select accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended), pursuant to which the Company agreed to sell an aggregate of 4,029 shares of its Series F Convertible Preferred Stock (“convertible preferred stock”) and warrants to purchase up to 6,060,470 shares of the Company’s common stock. The purchase price per share of convertible preferred stock is $1,000 and an aggregate of 12,120,939 shares of the Company’s common stock are issuable upon conversion of the convertible preferred stock. The closing of the financing is expected to take place on or before August 3, 2009, subject to the satisfaction of customary closing conditions.

Subject to certain ownership limitations, the convertible preferred stock will be convertible into shares of the Company’s common stock at the option of the holder at a conversion price of $0.3324 per share. In the event that the convertible preferred stock is converted at any time prior to July 29, 2014, the Company will pay the holder an amount equal to approximately $504 per $1,000 principal amount of convertible preferred stock converted. The conversion price will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertible preferred stock is subject to automatic conversion into shares of common stock upon the occurrence of a change of control of the Company, and the Company may be obligated to redeem the convertible preferred stock upon the occurrence of certain triggering events, including a change of control or the occurrence of certain insolvency events relating to the Company. The securities purchase agreement and the certificate of designation authorizing the convertible preferred stock include certain agreements and covenants for the benefit of the investor, including restrictions of the Company’s ability to amend its certificate of incorporation or bylaws, pay cash dividends or distributions or distributions with respect to common stock or other junior securities, repurchase shares of common stock or other junior securities, issue additional equity securities for a period of 60-days after the effectiveness date of the registration of the common stock issuable upon conversion of the convertible preferred stock and incur indebtedness.

Subject to certain ownership limitations, the warrants are exercisable at any time on or after six months from the date of issuance and on or before the close of the Company’s business three years thereafter at an exercise price of $0.2699 per share of common stock. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The warrants are subject to a call provision that permits the Company to cancel the warrants (unless earlier exercise by the holder) in the event the volume weighted average price of its common stock exceeds $0.5398 for a period of 20 consecutive trading days, the average daily volume of its common stock during such 20 trading day period exceeds $100,000 per trading day and certain other conditions are satisfied.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Registration Rights Agreement requires the Company to prepare and file with the Securities and Exchange Commission a registration statement for the purpose of registering under the Securities Act of 1933, all of the shares of the Company’s common stock underlying the convertible preferred stock sold to the investor pursuant to the Securities Purchase Agreement.

This announcement is not an offer to sell the Company’s securities, and any opportunity to participate in the private placement was available to a very limited group of investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation filed as Exhibit 3.8 to this report, and the Securities Purchase Agreement, the Registration Rights Agreement and the form of Common Stock Purchase Warrant, which are collectively filed as Exhibit 10.114 to this report, each of which is incorporated herein by reference. The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The agreements executed in connection with the private placement contain representations to support the Company’s reasonable belief that the investor had access to information concerning its operations and financial condition, the investor is acquiring the securities for its own account and not with a view to the distribution thereof, and that the investor is an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

Pursuant to the terms of a letter agreement, dated as of July 29, 2009, by and between the Company and Rodman & Renshaw, LLC (“Rodman”), the Company agreed to issue Rodman warrants to purchase up to 606,047 shares of its common stock at an exercise price of $0.3656 per share in connection with the transaction described in Item 1.01 above. The warrants are being issued as partial consideration for Rodman’s services as the placement agent in such transaction. The warrants were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. At the time of their issuance, the warrants will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2009, the Compensation Committee of the Company’s Board of Directors approved an extension to the term of the Employment Agreement for Roger G. Stoll, Ph.D., the Company’s Executive Chairman, through August 13, 2010, under the Employment Agreement’s other existing terms and conditions.

Item 5.03.	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

In connection with the closing of the transaction described under Item 1.01 above, the Company will file a certificate of designation of preferences, rights and limitations authorizing the convertible preferred stock with the Secretary of State of the State of Delaware. The descriptions of the certificate of designation and the convertible preferred stock contained in Item 1.01 above are incorporated herein by reference and are subject to, and qualified in their entirety by, the certificate of designation attached hereto as Exhibit 3.8 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.8	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock.

10.114	Securities Purchase Agreement, dated July 29, 2009, by and among Cortex Pharmaceuticals, Inc. and the investor, including a form of Registration Rights Agreement attached as Exhibit B thereto and a form of Common Stock Purchase Warrant attached as Exhibit C thereto.

99.1	Press Release dated July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

July 30, 2009	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.8	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock.

10.114	Securities Purchase Agreement, dated July 29, 2009, by and among Cortex Pharmaceuticals, Inc. and the investor, including a form of Registration Rights Agreement attached as Exhibit B thereto and a form of Common Stock Purchase Warrant attached as Exhibit C thereto.

99.1	Press Release dated July 30, 2009.